Exhibit (k)(7)

Alti Private Equity Access and Commitments Fund Class A

This Subscription Booklet is utilized for the private offering of shares of beneficial interest (the “Shares”) in the Alti Private Equity Access and Commitments Fund (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

For more information, please call us toll-free at: 888.788.7886

Fax Number: 816.860.3140

Overnight address:

Alti Private Equity Access and Commitments Fund

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

Alti Private Equity Access and Commitments Fund

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions:

UMB Bank N.A.

928 Grand Boulevard

Kansas City, MO 64106

ABA: 101000695

Account Number: 9872656423

Account Name: Alti Private Equity Access & Commitments Fund Cl A

FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the prospectus and statement of additional information (collectively, the “Prospectus”), in the Agreement and Declaration of Trust (the “Fund Agreement”), and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I understand that I am hereby making a binding subscription to become a holder of Shares issued by the Fund for the aggregate U.S. dollar purchase price amount reflected on the signature page of this Subscription Agreement and on the terms and conditions set out in this Subscription Agreement. I acknowledge and agree that this subscription cannot be withdrawn, terminated, or revoked. This subscription shall be binding on any heirs, executors, administrators, successors and assigns. I understand that this subscription is not transferable or assignable, except as is provided in the Fund’s Prospectus, Fund Agreement, and/or this Subscription Agreement. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand and acknowledge that the purchase price at which I purchase shares will be determined at each closing date and will be based on the net asset value of the fund, plus any applicable sales charges as described in the Prospectus. I understand and acknowledge that I will not know the purchase price per Share at the time I submit this Subscription Agreement. It is possible that the net asset value of the Fund will be higher as of the closing date than it is at the time I submit this Subscription Agreement and that I could receive fewer shares than anticipated.

F I understand that neither the execution nor the acceptance of this Subscription Agreement constitutes me as a shareholder, owner or creditor of the Fund. This Subscription Agreement is only an agreement to purchase the Shares on a when-issued basis. I understand that I will become a shareholder of the Fund only after (i) the requisite funds are duly transferred to the Fund's account, (ii) the requisite funds have cleared and (iii) the Shares are issued. Until such time, I understand that I shall have only those rights as may be set forth in this Subscription Agreement.

G I understand that this subscription may be rejected in whole or in part by the Fund, in its sole and absolute discretion. If this subscription is rejected, I understand that my payment for such subscription without interest shall be returned to the extent of such rejection. This subscription shall be binding on the Fund only upon the acceptance of the same.

H I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

I I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

J

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Alti LLC(the “Investment Manager”), Registered Fund Solutions, LLC (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, the Platform Manager or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.
(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,
(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

K In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)   I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)   A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)   Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)    A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d)  A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)  A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2)    No consideration that I have contributed or will contribute to the Fund:

(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c) Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti- money laundering regulations.

(3)    I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4)   I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5)   I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section E cease to be true and accurate. I agree to call the Fund if I need more information about Section E or if I am unsure whether any of the categories apply to me.

L I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Platform Manager and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

M I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

N The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

O I confirm that I have received and carefully read the Prospectus, and I am thoroughly familiar with the proposed business, operations and financial condition of the Fund. I confirm that I have relied solely upon the information contained in the Prospectus, and any independent investigations made by me or my representative with respect to my investment in the Shares. I have not relied upon any representations made by, or other information (whether oral or written), including, without limitation, any offering literature or sales materials, furnished by or on behalf of, the Fund, or any affiliate thereof, or any director, manager, officer, equity holder, employee, agent, or counsel, or any representative of any of the foregoing, other than as specifically set forth in the Prospectus or this Subscription Agreement. By executing this Subscription Agreement, I hereby agree to the terms and provisions of this Subscription Agreement and the Prospectus.

P I acknowledge and agree that neither the Fund nor its investment adviser is acting as my agent, advisor or fiduciary in connection with my investment in the Shares, and has not provided me with any legal, accounting, regulatory or tax advice with respect to the Shares. I have carefully considered the suitability of an investment in the Shares and, if necessary, discussed the same with my legal, tax, accounting and financial advisers in light of my particular tax and financial situation, and I have determined that an investment in the Shares is a suitable investment for me. I further acknowledge that no federal or state agencies have passed upon the offering of the Shares or made any finding or determination as to the fairness or advisability of this investment. I understand and agree that neither the Fund nor its investment adviser makes any representations or warranties regarding the tax consequences of my investment in the Shares.

Q I hereby agree to indemnify and hold harmless (i) the Fund, (ii) its investment adviser, (iii) each director, manager, member, trustee, officer, equity holder, employee, agent, legal counsel, affiliates and representatives of any of the foregoing, and (iv) successors and assigns of any of the foregoing (each of these persons and entities, an “Indemnified Person”) against any losses, claims, suits, damages, awards, judgments, settlements, costs, expenses or liabilities (including attorneys, accountants and advisors fees and expenses) to which any of them may become subject arising out of or based upon (i) any false representation or warranty, or any breach of or failure to comply with any covenant or agreement, made in this Subscription Agreement or in any other document furnished by me or my representatives to the Fund or to its investment adviser in connection with the offering or subscription of the Shares, (ii) any disposition by me of any Shares in violation of this Subscription Agreement or any applicable law or (iii) any fraud, gross negligence, willful misconduct, bad faith or unlawful activity by me or on my behalf affecting any Indemnified Person. I agree to reimburse each Indemnified Person for their legal and other expenses (including the cost of any investigating, preparing or defending any such loss or threatened loss), as and when they are incurred, in connection with any action, proceeding or investigation arising out of or based upon the foregoing. The indemnity and reimbursement obligations under this Section shall survive the purchase of the Shares hereunder, and shall be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of each Indemnified Person.

R This Subscription Agreement and the other agreements and documents referred to herein contain the entire agreement of the parties, and there are no representations, covenants or other agreements (written or oral) except as stated or referred to herein and in such other agreements or documents. This Subscription Agreement may only be amended by written agreement between the Fund and the purchaser.

S The parties agree that this Subscription Agreement and all disputes, claims or controversies arising out of this Subscription Agreement (whether sounding in contract, tort or otherwise) or the negotiation, validity, or performance hereof or the transactions contemplated hereby, shall be governed by and construed in all respects in accordance with the laws of the State of New York without regard to any principles of conflict of laws of such State or of any other jurisdiction that would permit or require the application of the laws of any other jurisdiction. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the State of New York, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the State of New York in any such suit, action or proceeding. EACH PARTY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

T I HEREBY UNDERSTAND AND ACKNOWLEDGE THAT NEITHER THE FUND NOR ANY OF ITS AFFILIATES WARRANT OR GUARANTEE THAT I WILL RECEIVE ANY RATE OF RETURN WITH RESPECT TO MY INVESTMENT IN THE SHARES ISSUED BY THE FUND. I FURTHER UNDERSTAND AND ACKNOWLEDGE THAT THE FUND DOES NOT GUARANTEE ANY OF ITS INVESTMENTS AND DOES NOT ACT AS A GUARANTOR OF ANY PAYMENTS MADE BY THE UNDERLYING OBLIGORS WITH RESPECT TO THE FUND’S INVESTMENTS. I FURTHER UNDERSTAND AND ACKNOWLEDGE THAT OBLIGORS OF THE FUND’S UNDERLYING INVESTMENTS MAY DEFAULT ON THEIR PAYMENTS, AND THAT SUCH DEFAULTS MAY NEGATIVELY AFFECT THE INVESTMENT PERFORMANCE OF THE FUND AND THE VALUE OF THE SHARES.

Alti Private Equity Access and Commitments Fund Class A

Subscription Document

The Fund accepts investments solely from accredited individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

☐ XX Initial Investment     ☐ Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section C, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

☐ Individual

☐ Joint*

☐ Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

X☐ Trust

Trust instrument documentation required.

Note: For a Statutory Trust, please complete the Entity section below.

47-6357083

Tax Identification Number	Date of Trust

Joseph D. Littlefield Federal Marital Trust

Name of Trust

Spinnaker Trust

Trustee Name

N/A

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

☐ Statutory Trust     ☐ Partnership

☐ C-Corporation      ☐ Government

☐ S-Corporation

☐ Other Entity:

☐ LLC Classified for tax purposes by one of the following:

☐  Partnership

☐  S-Corporation

☐  C-Corporation

Check if appropriate: X☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

(Section C continued)

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

XX☐ Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.)

Richard E. Curran, Jr

Authorized Controlling Individual’s Name (first, middle, last)

2 Lady Cove. Falmouth, ME 04105

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Spinnaker Trust 123 Free Street
Street Address (If PO Box, please indicate the residential/street address below.)

Portland	Maine	04101
City	State	Zip

207-553-7161
Daytime Telephone	Evening Telephone

dickcurran@spinnakertrust.com	207-553-7162
E-mail Address*	Fax Number

❑ Additional Address or

❑ Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Spinnaker Trust

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

* Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000; subsequent investment minimum is $10,000.

❑ Purchase by check: make check payable to Alti Private Equity Access and Commitments Fund

XX❑ Purchase by wire (wire instructions are on cover page)

$ __100,000.00__________________

subscription amount

Sales Charge: ❑ YES           X❑ NO

Amount: $ ________________ or ________________ %

The Investor acknowledges that a sales charge of up to 3.5% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

See attached

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: XX❑ Checking Account     or ❑ Savings Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

❑ Send all distributions via WIRE to the Custodian listed in Section 4.

XX❑ Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be FIFO (first in, first out).

XX❑ FIFO (first in, first out)	❑ LIFO (last in, first out)
❑ LOFO (lowest in, first out)	❑ Average Cost
❑ HIFO (highest in, first out)	❑ Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is:	D	(write corresponding letter(s) in box provided)

A.	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability;
B.	A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year;

C.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:
•	a corporation;
•	a partnership;
•	a Massachusetts or similar business trust; OR
•	an organization described in Section 501(c)(3) of the Internal Revenue Code
D.	An entity who is any of the following:
•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;
•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;
•	a broker or dealer;
•	an insurance company;
•	an investment company or a business development company under the Investment Company Act of 1940, as amended;
•	a private business development company under the Investment Advisers Act of 1940;
•	a Small Business Investment Company licensed by the U.S. Small Business Administration;
•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;
•	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;
•	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are “accredited investors.”
•	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”
E.	An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

XX❑ I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

XX❑ I authorize Alti Private Equity Access and Commitments Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Alti Private Equity Access and Commitments Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

XX❑ I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

/s/ Richard E. Curran, Jr.	08/17/2023
Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian	Date
(if applicable)

Richard E. Curran, jr.
Printed name(s) of Authorized Signer(s) (for verification purposes)